   As filed with the Securities and Exchange Commission on December 4, 1996
                              Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           --------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                           Fusion Systems Corporation
               (Exact name of issuer as specified in its charter)

                    Delaware                                                         52-0915080
       (State or other jurisdiction of                                           (I.R.S. Employer
        incorporation or organization)                                           Identification No.)

                7600 Standish Place, Rockville, Maryland  20855
              (Address of Principal Executive Offices) (Zip Code)

                           --------------------------

               Fusion Systems Corporation 1994 Stock Option Plan
                            (Full title of the plan)

                           --------------------------

                                Leslie S. Levine
                President, Chief Executive Officer and Director
                           Fusion Systems Corporation
                              7600 Standish Place
                              Rockville, MD  20855
                                 (301) 251-0300
           (Name and address including zip code and telephone number, including area code, of agent for service)

                           --------------------------

                                    Copy to:

                           Gordon H. Hayes, Jr., Esq.
                           Testa, Hurwitz & Thibeault
                               High Street Tower
                                125 High Street
                          Boston, Massachusetts 02110
                                 (617) 248-7000

                           --------------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                     Proposed              Proposed
                                                     Maximum                Maximum
        Title of                Amount               Offering              Aggregate            Amount of
     Securities to               to be              Price Per              Offering            Registration
     be Registered           Registered(1)           Share(1)               Price                  Fee
----------------------------------------------------------------------------------------------------------------
FUSION SYSTEMS
CORPORATION
1994 STOCK OPTION PLAN
Common Stock               4,670                    $19.50(2)                   $91,065.00          $27.60
(Par Value $.01)         595,330                    $18.75(3)               $11,162,437.50       $3,382.56

TOTAL:                   600,000 shares                                     $11,253,502.50       $3,410.16


================================================================================================================



      (1) Subject to adjustment in accordance with certain anti-dilution and other provisions of the Fusion System Corporation 1994 Stock Option Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares stated above, an indeterminable number of shares which may be issuable after the operation of any such anti-dilution and other provisions.

      (2) All such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Regulation C, Rule 457(h)(1) under the Securities Act of 1933, as amended, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

      (3) The price of $18.75 per share, which is the average of the high and low prices reported on the Nasdaq National Market on November 29, 1996, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and has been used only for those shares without a fixed price.


================================================================================

      This Registration Statement registers additional securities of the same class as other securities for which the Registration Statements No. 33-80116 and No. 33-80329 on Form S-8, as filed with the Securities and Exchange Commission on June 10, 1994 and December 12, 1995, respectively, relating to Fusion Systems Corporation 1994 Stock Option Plan, are effective. Pursuant to General Instruction E, the contents of the above-listed Registration statements are hereby incorporated by reference.


                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration
Statement:

       (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 filed pursuant to the Securities
               Exchange Act of 1934, as amended (the "Exchange Act").

       (b) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 1996 filed pursuant to the Exchange Act.

       (c) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 1996 filed pursuant to the Exchange Act.

       (d) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 1996 filed pursuant to the Exchange Act.

       (e) Registrant's Proxy Statement for its Annual Meeting of Stockholders held on June 20, 1996.

       (f) All other documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in
               (a) above; and

       (g) Item 1, "Description of Registrant's Securities to be Registered", contained in Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on May 11, 1994.

       All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.      Exhibits

Exhibit No.                              Description of Exhibit
-----------                              ----------------------
      4                                  Fusion Systems Corporation 1994 Stock Option Plan, as amended.

      5                                  Opinion of Testa, Hurwitz & Thibeault, LLP.

     23.1                                Consent of Arthur Andersen LLP.

     23.2                                Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on this 4th day of December, 1996.

                                 Fusion Systems Corporation


                                 By:/s/ Leslie S. Levine
                                    ---------------------------------------
                                    Leslie S. Levine
                                    President, Chief Executive Officer and
                                    Director

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                Capacity                                     Date
---------                                --------                                     ----
/s/ Leslie S. Levine                     President, Chief Executive                   December 4, 1996
----------------------------             Officer and Director
Leslie S. Levine                         (Principal Executive Officer)




/s/ Joseph F. Greeves                    Vice President and                           December 4, 1996
----------------------------             Chief Financial Officer,
Joseph F. Greeves                        Treasurer and Secretary
                                         (Principal Financial and
                                         Accounting Officer)




/s/ Daniel Tessler                       Chairman of the Board                        December 4, 1996
----------------------------             of Directors
Daniel Tessler



/s/ Charles J. Coulter                   Director                                     December 4, 1996
----------------------------
Charles J. Coulter



                                         Director
----------------------------
Andrea Geisser



/s/ Jon D. Tompkins                      Director                                     December 4, 1996
----------------------------
Jon D. Tompkins

                                 EXHIBIT INDEX


      Exhibit       Description of Exhibit                           Sequentially Numbered Page
      -------       ----------------------                           --------------------------
      4             Fusion Systems Corporation                                6
                    1994 Stock Option Plan, as amended.

      5             Opinion of Testa, Hurwitz &                              15
                    Thibeault, LLP.

     23.1           Consent of Arthur Andersen LLP.                          16

     23.2           Consent of Testa, Hurwitz &
                    Thibeault, LLP (contained in its
                    opinion as Exhibit 5).